Exhibit 10.3

AMENDMENT made effective as of February 6, 2023 to Employment Agreement (the “Employment Agreement”) dated July 8, 2019, as amended, between Voxx International Corporation, 180 Marcus Blvd., Hauppauge, New York 11788 (the “Company”) and Loriann Shelton, an individual residing at 8 Emily Court, Moriches, New York 11955 (the “Executive”). All capitalized terms used herein but not defined herein are as defined in the Employment Agreement unless indicated otherwise.

WHEREAS, the Company’s Board of Directors has resolved to appoint and employ Beat Kahli as President of the Company effective immediately; and

WHEREAS, Section 2.1 of the Employment Agreement defines the role and scope of the Executive’s duties with the Company including, without limitation, her chain of authority reporting requirements; and

WHEREAS, Section 4.1C of the Employment Agreement defines the criteria for a resignation by the Executive for Good Reason including, without limitation, the Executive’s voluntary retirement at any time after the Executive attains sixty-five (65) years of age or a material reduction in the scope of the Executive’s powers, duties, title or responsibilities or the assignment to the Executive of duties materially inconsistent with the Employment Agreement or a material adverse change in the Executive’s title or authority; and

WHEREAS, the Company desires to retain the Executive’s employment and the Executive is willing to forego her ability to trigger a Voluntary Retirement pursuant to Section 4.1C(b) of the Employment Agreement on the terms and conditions; and

WHEREAS, the changed reporting responsibilities of the Executive based on the duties and responsibilities of Patrick Lavelle, as Chief Executive Officer of the Company and Beat Kahli, as President of the Company, as designated by the Company’s Board of Directors, may be deemed to trigger “Good Reason” for the Executive to resign under the Employment Agreement; and

WHEREAS, the Executive desires to cooperate with the Company and has agreed to amend the Employment Agreement to modify the Executive’s reporting duties and responsibilities, on the terms and conditions set forth herein, which modification shall not be deemed to constitute a material reduction in the scope of the Executive’s powers, duties, title or responsibilities which would permit the Executive to resign her employment with the Company as “Good Reason” under Section 4.1C thereof, and

WHEREAS, the parties desire to further amend the Employment Agreement to make certain changes to the Termination of Employment and Expiration of the Agreement provisions under Section 4 of the Agreement.

NOW, THEREFORE, IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.
Section 2.1 of the Employment Agreement is amended and restated in its entirety as follows:

As of the Effective Date, the Executive shall continue to be employed by the Company as, and will perform the duties and responsibilities of, Senior Vice President and Chief Operating Officer of the Company, reporting directly to the CEO and to the President based on the Statement of Designated Duties and Shared Responsibilities as attached hereto as Schedule “A” and, as requested, to the Board of Directors of the Company (the “Board”). In that capacity, Executive shall perform such services, acts, and functions as she deems necessary or advisable to oversee, manage and conduct the business of the Company, and shall perform such other duties and responsibilities as may be reasonably assigned by either or both of the CEO or the President or the Board. For the sake of clarity and avoidance of doubt, the Executive shall not be required to report to or take supervision from any other individual(s), group or entity. During the Employment Period, the Executive shall not render services to any other person or organization for compensation without the prior written approval of the Company. The Executive’s principal work location shall be in Hauppauge, New York, but the Executive shall travel to the extent, and to the places, reasonably necessary for the performance of the Executive’s duties hereunder consistent with past practice.

2.
Section 4.1C of the Employment Agreement is hereby amended (a) to delete subsection B thereof and (b) to add the following sentence to the end of Section 4.1C.

“Notwithstanding anything contained herein to the contrary, the reporting requirements of the Executive as they relate to the Statement of Designated Duties and Shared Responsibilities for the Chief Executive Officer and for the President of the Company, set forth on Schedule “A” to this Amendment, shall not be deemed to constitute a material reduction in the scope of the Executive’s powers, duties, title or responsibilities, which would permit the Executive to resign her employment with the Company as “Good Reason” under Section 4.1C and receive Post-Employment Benefits under Section 4.1F of the Employment Agreement, provided that the Executive is in compliance with her duties and obligations under Section 5 of the Employment Agreement.”

3.
Section 4.1F(2) of the Employment Agreement is hereby amended and restated as follows:

“(2) an amount in cash equal to the average of the two highest Annual Cash Bonuses awarded or to be awarded with respect to the five (5) year Employment Period (the “Average Bonus”), payable in equal installments on a monthly basis during the Separation Period (the “Severance Bonus”);”

4.
Section 4.2B of the Employment Agreement is hereby amended to add new subsections (4), (5), (6) and (7) following current subsection (3) as follows:

(4) an amount in cash equal to the average of the two highest Annual Cash Bonuses awarded or to be awarded with respect to the five (5) year Employment period (the “Average Bonus”), paid as soon as administratively practical following the Date of Termination of the Employment Agreement.

(5) continuation, for a period of one (1) year following the expiration of the Employment Agreement of (a) the Life Insurance Policy, and upon completion of such period, ownership of the Life Insurance Policy shall be transferred to the Executive at no cost to the Executive; and (b) medical, disability and other health coverages at the level in effect on and at the same out-of-pocket cost to the Executive as of the expiration of the Employment Agreement; it being understood that this period of coverage under COBRA shall commence on the first day following the Date of Termination of the Employment Agreement; and

(6) all stock based compensation including SERPS to which the Executive is entitled shall become one hundred percent (100%) vested, including, but not limited to, the Company’s fiscal year ending February 29, 2024, notwithstanding when awarded and to be distributed to the Executive as soon as administratively practicable after the Date of Termination of the Employment Agreement.

(7) the Accrued Obligations as set forth in Section 4.1E, subsections (1) through (6) of the Employment Agreement.

5.
Except as amended and modified herein, the Parties ratify and confirm the Employment Agreement as written.

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Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

EMPLOYER:

VOXX INTERNATIONAL CORPORATION

By: /s/ Patrick M. Lavelle

Printed: Patrick M. Lavelle

Title: Chief Executive Officer

EXECUTIVE:

/s/ Loriann Shelton

Loriann Shelton

SCHEDULE A

DESIGNATED DUTIES AND SHARED RESPONSIBILITIES

Pat Lavelle:

•
Oversee ongoing day-to-day business operations
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Compliance with all laws, regulations and stock exchange rules including quarterly reporting
•
Review financial performance of all operations and make necessary changes
•
Approve company-wide strategic planning efforts and M&A initiatives
•
Oversee implementation of new ERP system
•
Insure timely submission of financials and operational reviews
•
Represent VOXX at important business functions and networking opportunities
•
Maintain CTA role and commitments
•
Engage in media obligations and investor relations

Beat Kahli:

•
Work with CEO to create a cohesive, profitable fiscal year 2024 budget
•
Work with business leaders on key short and long term strategies, KPIs, plans and policies
•
Oversee financial initiatives to ensure adequate liquidity
•
Manage banking relationships in conjunction with CFO
•
Review financial performance of all operations
•
Negotiate and drive M&A efforts
•
Drive investor relations with shareholders
•
Represent VOXX at important business functions, industry training events and networking opportunities
•
Co-engage in media opportunities and investor relations

In the event of a disagreement or dispute with respect to the above roles other than day-to-day operations, the decision of the full Board shall govern.